SUBSCRIPTION AGREEMENT

This Subscription Agreement (the “Agreement”) made as of this ___ day of _________, 2010 by and among Jintai Mining Group, Inc., a Delaware corporation (“Jintai Delaware) and Huanjiang Jintai Mining Co., Limited, a limited liability company incorporated under the laws of the People’s Republic of China, on the one hand (“Huanjiang Jintai” and together with Jintai Delaware, the “Issuers”), and Mr. Dongsheng Yang and Mr. Haibin Zhong, both individuals and residents of the People’s Republic of China on the other hand (individually a “Subscriber” and together the “Subscribers”).

WHEREAS, the Issuers are offering, on a joint and several basis, 3% convertible promissory notes in the aggregate amount of twenty million dollars ($20,000,000) (the “Notes”), together with warrants to purchase up to eight hundred thousand (800,000) shares of common stock of Jintai Delaware (the “Warrants” and together with the Notes, the “Securities”); and

WHEREAS, each of the Subscribers desire to purchase Notes and Warrants from the Issuers, in such amounts as set forth herein.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereby agree as follows:

1.           Purchase and Sale of Notes.  On the Closing Date, and subject to the terms and conditions of this Agreement, each Subscriber shall purchase, and the Issuers shall sell to each Subscriber, a Note in the principal amount designated opposite such Subscriber’s name on the signature page hereto.  The Notes issued to each of the Subscribers shall be in the form set forth in Exhibit A hereof and shall be convertible into shares of Jintai Delaware’s common stock, par value $0.0001 (the “Common Stock”), in accordance with the terms set forth in the Note.  All shares of Common Stock issued or issuable to the Subscribers upon the conversion of the Note shall be referred to as the “Shares.”

For purposes hereof, the “Closing Date” shall be on August ___, 2010, or such other date as may be agreed upon by the parties hereto.

2.           Issuance of Warrants.  On the Closing Date, and upon the issuance of the Notes to the Subscribers, Jintai Delaware shall issue and deliver to each of the Subscribers Warrants to purchase such number of shares of Common Stock as is set forth opposite such Subscriber’s name on the signature page hereto.  The Warrants to be issued to the Subscribers shall be in the form set forth in Exhibit B hereof.  The shares of Common stock issued or issuable to the Subscribers upon the exercise of the Warrants shall be referred to as the “Warrant Shares.”

3.           Subscriber’s Representations and Warranties.  Each Subscriber hereby represents and warrants to, and agrees with the Issuers only as to such Subscriber that:

(a)           Authorization and Power.  Each Subscriber has the requisite power and authority to enter into and perform this Agreement and to purchase the Notes and Warrants being sold to him hereunder. This Agreement constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with the terms thereof.  The Subscriber has the authority and is duly and legally qualified to purchase and own the Securities. The Subscriber is able to bear the risk of his investment for an indefinite period of time and is able to afford a complete loss thereof.

(b)          No Violation. The execution, delivery and performance of this Agreement and the consummation by such Subscriber of the transactions contemplated hereby or relating hereto do not and will not result in a violation of any law, rule, or regulation, or any order, judgment, or decree of any court or governmental agency applicable to such Subscriber or their respective properties. Such Subscriber is not required to obtain any consent, authorization, or order of, or make any filing or registration with, any court or governmental agency in order for him to execute, deliver, or perform any of its obligations under this Agreement, or to purchase the Securities in accordance with the terms hereof.

(c)           Information on Issuers. The Subscriber has received in writing such information concerning the operations, financial condition and other matters relating to the Issuers as the Subscriber has requested in writing (the “Written Information”), and considered all factors the Subscriber deems material in deciding on the advisability of investing in the Securities.

(d)           Information on Subscriber. The Subscriber is, and will be at the time of the execution of this Agreement and the conversion of the Notes and exercise of the Warrants, a “Non-US Person”, as such term is defined in Regulation S promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”).

(e)           Purchase of Notes and Warrants. On the Closing Date, the Subscribers will purchase the Notes and Warrants as principal for their own accounts, for investment purposes only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

(f)           Note Legend. The Subscribers are aware and agree that the Note shall bear the following legend:

“THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUERS THAT SUCH REGISTRATION IS NOT REQUIRED.”

(g)           Warrants Legend. The Subscribers are aware and agree that the Warrants shall bear the following or similar legend:

“THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUERS THAT SUCH REGISTRATION IS NOT REQUIRED.”

(h)           Communication of Offer. The offer to sell the Securities was directly communicated to the Subscriber by the Issuers. At no time was the Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting, otherwise than in connection and concurrently with such communicated offer.

(i)           Restricted Securities. Subscribers understand that the Securities have not been registered under the 1933 Act or any state or federal securities law and the Subscribers will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Securities unless pursuant to an effective registration statement under the 1933 Act, or unless an exemption from registration is available. Notwithstanding anything to the contrary contained in this Agreement, such Subscriber may transfer (without restriction and without the need for an opinion of counsel) the Securities to its Affiliates (as defined below) provided that each such Affiliate is an “accredited investor” under Regulation D, and provided such Affiliate agrees to be bound by the terms and conditions of this Agreement. For the purposes of this Agreement, an “Affiliate” of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity. For purposes of this definition, “control” means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

(j)           No Governmental Review. Each Subscriber understands that no United States federal or state agency, or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities, nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(k)           Correctness of Representations. Each Subscriber represents as to such Subscriber that the foregoing representations and warranties are true and correct as of the date hereof and, unless a Subscriber otherwise notifies the Issuers prior to the Closing Date, shall be true and correct as of the Closing Date.

4.            Issuers Representations and Warranties. The Issuers represent and warrant to, and agree with each Subscriber only as to such Issuer that:

(a)           Due Incorporation. Each of the Issuers are a corporation or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and has the requisite corporate power to own its properties and to carry on its business as presently conducted. The Issuer is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. For purposes of this Agreement, a “Material Adverse Effect” shall mean a material adverse effect on the financial condition, results of operations, properties, or business of the Issuer.

(b)           Outstanding Stock. All issued and outstanding shares of capital stock of the Issuers have been duly authorized, validly issued and are fully paid and non-assessable.

(c)           Authority; Enforceability. This Agreement, the Notes, the Warrants and any other agreements delivered together with this Agreement or in connection herewith (collectively “Transaction Documents”) have been duly authorized, executed and delivered by the Issuers and are valid and binding agreements of the Issuers, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally. Each of the Issuer has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform its obligations thereunder.

(d)          Consents. No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Issuers is required for the execution by the Issuers of the Transaction Documents and compliance and performance by the Issuers of their respective obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Securities. The Transaction Documents and the Issuers’ performance of their obligations thereunder have been approved by the Issuers’ directors.

(e)          No Violation or Conflict. Assuming the representations and warranties of the Subscribers in Section 4 are true and correct, neither the issuance and sale of the Securities nor the performance of the Issuers’ obligations under this Agreement will:

(i)           violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles or certificate of incorporation, charter or bylaws of the Issuers; (B) to the Issuers’ knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Issuers, of any court, governmental agency or body having jurisdiction over the Issuers or over the properties or assets of the Issuers; or (C) the terms of any bond, debenture, note, or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust, or other instrument to which the Issuers are a party, by which the Issuers are bound, or to which any of the properties of the Issuers are subject; except where such violation, conflict, breach, or default would not result in a Material Adverse Effect; or

(ii)           result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the assets of the Issuers except as described herein.

(f)           The Securities. Upon the issuance of the Securities, the same:

(i)            are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

(ii)           have been, or will be, duly and validly authorized, fully paid and non-assessable, and on the date of issuance of the Shares and the Warrant Shares, the same shall be duly and validly issued, fully paid and non-assessable and, if registered pursuant to the 1933 Act and resold pursuant to an effective registration statement, will be free trading and unrestricted;

(iii)          will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Issuers; and

(iv)         will not subject the holders thereof to personal liability by reason of being holders thereof.

(g)          Litigation. There is no pending or, to the best knowledge of the Issuers, threatened action, suit, proceeding, or investigation before any court, governmental agency or body that would affect the execution by the Issuers or the performance by the Issuers of their obligations under the Transaction Documents. Except as disclosed in Schedule 4(g), there are no pending or, to the best knowledge of the Issuers, basis for or threatened action, suit, proceeding or investigation before any court, governmental agency or body which litigation if adversely determined would have a Material Adverse Effect.

(h)          No General Solicitation. The Issuers, nor to their knowledge, any person acting on its or their behalf, have not engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

(i)            Capitalization. The authorized and outstanding capital stock of the Issuers as of the date of this Agreement and the Closing Date (not including the Securities) are set forth on Schedule 4(i). Except as set forth on Schedule 4(i), there are no options, warrants, or rights to subscribe to, securities, rights, or obligations convertible into or exchangeable for, or giving any right to subscribe for, any shares of capital stock of the Issuers.

(j)            Foreign Corrupt Practices. Neither the Issuers, nor to the knowledge of the Issuers, any agent or other person acting on their behalf, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment, or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Issuers (or made by any person acting on their behalf of which the Issuers are aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

5.           Regulation S Offering/Legal Opinion.  The offer and issuance of the Securities to the Subscribers is being made pursuant to an exemption from the registration provisions of the 1933 Act afforded by Section 4(2) of the 1933 Act and/or Regulation S promulgated thereunder. On the Closing Date, the Issuers will provide an opinion reasonably acceptable to Subscriber from the Issuers’ legal counsel opining on the availability of an exemption from registration under the 1933 Act as it relates to the offer and issuance of the Securities and other matters reasonably requested by Subscribers.

6.           Broker/Due Diligence/Legal Fees.

(a)           Broker. The Issuers on the one hand, and each Subscriber (for himself only) on the other hand, agree to indemnify the other against, and hold the other harmless from, any and all liabilities to any persons claiming brokerage commissions or finder’s fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby, or in connection with any investment in the Issuers at any time, whether or not such investment was consummated or arising out of such party’s actions. The Issuers represent that there are no parties entitled to receive fees, commissions, or similar payments in connection with the offering, except as identified on Schedule 6(a) hereof who will receive the amount of compensation described in Schedule 6(a). The Issuers are solely responsible for payment to the broker(s) identified on Schedule 6(a).

(b)          Subscriber’s Legal Fees. The Issuers shall pay to Gersten Savage LLP, a fee of $10,000 (“Subscriber’s Legal Fees”) (of which $5,000 has been paid) as reimbursement for services rendered to the Subscribers in connection with this Agreement and the purchase and sale of the Notes and Warrants. Gersten Savage LLP will be reimbursed at Closing for all lien searches, filing fees, and printing and shipping costs for the closing statements to be delivered to Subscribers.

7.            Covenants of the Issuers.  The Issuers covenant and agree with the Subscribers as follows:

(a)           Listing.  Jintai Delaware will use commercially reasonable efforts to list its Common Stock on NYSE Amex Equities via an Initial Public Offering (“IPO”) within one hundred and twenty (120) days from the Closing Date.

(b)          Registration.  Jintai Delaware shall include the Shares and the Warrant Shares in the registration statement to be filed by it with the SEC for the IPO, in order that such Shares and Warrant Shares shall be registered.

(c)          Use of Proceeds. The proceeds of the offering will be used by the Issuers as described on Schedule 7(c).  The proceeds of the Notes may not and will not be used for accrued and unpaid officer or director salaries, payment of financing-related debt, redemption of outstanding notes or equity instruments of the Issuers, or non-trade obligations of the Issuers. For so long as any Notes are outstanding, without the prior consent of the holders of 50.1% of the amount of the Notes then outstanding, the Issuers will not prepay any financing related debt obligations, nor redeem any equity instruments of the Issuers, if the Issuers have at such time or would have as a result of such prepayment or redemption, cash or cash equivalents of less than an amount equal to (i) USD $1,500,000 plus, (ii) the total principal amount then outstanding under the Notes.

(d)          Reservation. Prior to the Closing Date, and at all times thereafter, the Issuers shall have reserved from its authorized but unissued Common Stock, such number of Common Stock equal to 120% of the amount of Common Stock necessary to allow each of the Subscribers to convert all such outstanding Notes, along with interest thereon, and exercise their Warrants.

(e)          Books and Records. From the date of this Agreement and until such time as the Notes are outstanding, the Issuers will keep true records and books of account in which full, true and correct entries will be made of all transactions in relation to their business and affairs, in accordance with generally accepted accounting principles.

(f)           Governmental Authorities. From the date of this Agreement and until such time as the Notes are outstanding, the Issuers shall duly observe and conform, in all material respects, to all valid requirements of governmental authorities relating to the conduct of the Issuers’ business or to their properties or assets.

(g)          Licenses and Permits. From the date of this Agreement and until such time as the Notes are outstanding, the Issuers shall maintain in full force and effect their corporate existence, business license, mining license, exploration license, environment permits, rights and franchises and all licenses and other rights reasonably deemed to be necessary to the conduct of their business, unless it is sold for value.

8.           Covenants of the Issuers and Subscriber Regarding Indemnification.

(a)          The Issuers agree to indemnify, hold harmless, reimburse and defend the Subscribers against any claim, cost, expense, liability, obligation, loss, or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Subscriber or any such person which results, arises out of, or is based upon (i) any material misrepresentation by Issuers contained in this Agreement or in any Exhibits or Schedules attached hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Issuers of any covenant or undertaking to be performed by the Issuers hereunder.

(b)          Each Subscriber agrees to indemnify, hold harmless, reimburse and defend the Issuers and each of the Issuers’  officers, directors, agents, affiliates and control persons against any claim, cost, expense, liability, obligation, loss, or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Issuers or any such person which results, arises out of, or is based upon (i) any material misrepresentation by such Subscriber in this Agreement or in any Exhibits or Schedules attached hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by such Subscriber of any covenant or undertaking to be performed by such Subscriber hereunder.

9.           Conditions to the Subscribers’ Obligations at Closing.  The obligation of each of the Subscribers to purchase the Notes on the Closing Date is subject to the fulfillment, on or before such Closing Date, of each of the following conditions, unless otherwise waived:

(a)          Representations and Warranties.  The representations and warranties of the Issuers contained in Section 4 hereof shall be true and correct in all respects as of the Closing Date.

(b)          Qualifications.  All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of such Closing Date.

(c)          Board of Directors.  As of the Closing Date, the Board of Directors of Jintai Delaware shall have at least two English speaking directors whose credentials are satisfactory to the Subscribers.

(d)          Chief Operating Officer.  As of the Closing Date, Jintai Delaware should have an English speaking Chief Operating Officer with public company management experience.  The Chief Operating Officer must work full time for Jintai Delaware and serve as a director thereof.  The Chief Operating Officer must be paid an annual salary approved by the Subscribers.

(e)          Compliance Certificate.  An authorized officer of the Company shall deliver to the Subscribers at the Closing a certificate certifying that the conditions specified in this Section 9 have been fulfilled.

10.         Miscellaneous.

(a)          Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

To Issuers:	Jintai Mining Group, Inc.,
No. 48 Qiaodong Road, Sien Town,
Huanjiang County Hechi City,
Guangxi Province, China
Attn: Kuizhong Cai
Fax: (86 0778) 220-5911.

Huanjiang Jintai Mining Co., Limited
No. 48 Qiaodong Road, Sien Town,
Huanjiang County Hechi City,
Guangxi Province, China
Attn: Kuizhong Cai
Fax: (86 0778) 220-5911

With a copy by fax to:	Gersten Savage LLP
600 Lexington Avenue, 9th Floor
New York, NY 10022
Attn: Arthur Marcus, Esq.
Phone: (212) 752-9700
Fax: (212) 980-5192

To Subscribers:	To the addresses and fax numbers set
forth on the signature pages hereto.

With a copy by fax to:

Phone:
Fax:

(b)          Entire Agreement; Assignment. This Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof, and may be amended only by a writing executed by all parties. Neither the Issuers nor the Subscribers have relied on any representations not contained or referred to in this Agreement and in the documents delivered herewith.

(c)           Counterparts/Execution. This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

(d)          Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York, or in the federal courts located in the state and county of New York. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder, and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Issuers agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith, and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not effect the validity or enforceability of any other provision of any agreement.

(e)           Specific Enforcement. The Issuers and Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement, and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of the parties may be entitled by law or equity.

(f)           Calendar Days. All references to “days” in the Transaction Documents shall mean calendar days unless otherwise stated. The term “business days” shall mean days that the New York Stock Exchange is open for trading for three or more hours. Time periods shall be determined as if the relevant action, calculation or time period were occurring in New York, New York.

ISSUERS’ SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

JINTAI MINING GROUP, INC.
a Delaware corporation

By:
Kuizhong Cai
Title: President and Chairman of the Board
Date: [ ]

HUANJIANG JINTAI MINING CO. LTD
a Delaware corporation

By:
Kuizhong Cai
Title: [ ]
Date: [ ]

SUBSCRIBER SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	Dongsheng Yang

Signature of Purchaser:

Facsimile Number of Subscriber:

Address for Notice of Subscriber:

Address for Delivery of Securities for Subscriber (if not same as above):

Amount of Notes:	$10,000,000
Number of Warrants:	400,000

Name of Purchaser:	Haibin Zhong

Signature of Purchaser:

Facsimile Number of Subscriber:

Address for Notice of Subscriber:

Address for Delivery of Securities for Subscriber (if not same as above):

Amount of Notes:	$10,000,000
Number of Warrants:	400,000

EXHIBIT A

Form of Note

[To be inserted]

EXHIBIT B

Form of Warrant

[To be inserted]

Schedule 4(g)
Litigation

None.

Schedule 4(i)

Capitalization

Jintai Delaware is authorized to issue 100,000,000 shares of common stock, par value $0.0001 and 1,000,000 shares of blank check preferred stock, par value $0.0001. As of August ___, 2010, there are 32,000,000 shares of common stock issued and outstanding and there are no options or warrants to

[Capitalization of Huanjiang Jintai to be provided]

Schedule 6(a)

Compensation to broker

The Issuers will pay, on the Closing Date, a commission of USD $300,000, plus USD$[  ] in reimbursement of expenses, to Maxim Group, Inc.

Schedule 7(c)

Use of Proceeds

The total net proceeds received by the Issuers resulting from the issuance of the Securities shall be used for the following purposes:

A.
the expansion and improvement of Huanjiang Jintai’s Shangchao Zinc-lead Mine (“Ore Mine”) through the construction of up to four (4) transportation channels or tunnels into the Ore Mine and the improvement of its current ventilation, drainage and slagging shaft and safety condition;

B.	the construction of a new concentrator to process the increased amount of ores produced upon expansion and improvement of the Ore Mine;
C.	completion of the upgrade and expansion of Jintai Duchuan Smelter and its zinc oxide production line; and
D.	the beginning of the exploration of the three properties over which Huanjiang Jintai has exploration licenses.